Exhibit 4

SUBSCRIPTION AGREEMENT

TEDOM CAPITAL, INC.

THESE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE BEING PUBLICLY OFFERED IN RELIANCE ON SUCH REGISTRATION  AND QUALIFIED FOR SALE IN VARIOUS STATES.
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On the foregoing, it is hereby agreed as follows:

1.    Background.  Tedom Capital, Inc., a Delaware corporation, (“Company”) is in the business of loaning money to finance residential and commercial building improvements, as more fully described in the Prospectus delivered with this Subscription Agreement.  The Company may not accept any subscription until the undersigned has had the opportunity to review the Prospectus.  This Agreement shall constitute the irrevocable offer of the undersigned to purchase securities of the Company, subject to the terms and conditions set forth in this Agreement.  Such offer to purchase the shares may be accepted only by an authorized agent of the Company, which reserves the right to accept or reject, in whole or in part, any such offer.  Section 3 of this Agreement must be completed by the undersigned and, by execution below, the undersigned acknowledges that the undersigned understands that the Company is relying on the accuracy and completeness hereof in complying with the obligations under applicable securities laws.

2.    Subscription.  The undersigned hereby irrevocably subscribes for the purchase of common stock of the Company at $0.25 per share all as more particularly set forth in the signature box below. Each Share will represent the right of the holder thereof as a stockholder of the Company.  The undersigned is tendering to the Company:

a.    Executed Subscription Agreement;

b.    An amount equal to the total purchase price for the Shares by check or wire transfer payable to “Tedom Capital, Inc.”.

       Contemporaneously with acceptance of this subscription to purchase Shares, the Company will deposit the accompanying subscription payment in an escrow account. The subscription payment will not become the property of the Company unless and until a minimum of 400,000 shares are subscribed and paid for. Once 400,000 shares are sold, the undersigned’s subscription payment will be deposited into the Company’s operating account to be used as set forth in the Prospectus. Thereafter the Company will cause its transfer agent to issue to the undersigned the appropriate certificate(s) representing the Shares subscribed for pursuant to this Agreement.

3.    General Representations of undersigned Subscriber.  The undersigned Subscriber hereby represents and warrants as follows:

a.    The undersigned is over the age of 21 years.

b.    The undersigned has received and read the Prospectus dated __________, 2008.

c.    The undersigned acknowledges that an investment in the Company involves a high degree of risk.  The undersigned acknowledges that, except as specifically set forth in the Prospectus, no representations or warranties have been made to him/her, or to his/her advisors, by the Company, or by any person acting on behalf of the Company, with respect to the business of the Company, or any other aspects or consequences of the purchase of the Shares and/or an investment in the Company, and that he or she has not relied upon any information concerning the offering, written or oral, other than that contained in the Prospectus provided to the undersigned.

d.    The undersigned is a resident of the state of _____________.

e.    The undersigned acknowledges that this Agreement may be accepted or rejected in whole or in part by the Company and that, to the extent the subscription may be rejected, the accompanying subscription payment will be refunded without payment of interest and without deduction of expenses.

4.    Representations Regarding Resales of Shares. The undersigned understands that the resale of the Shares must be effected in reliance on exemptions from qualification in certain states. .

The Company will notify the Subscriber of the acceptance of this subscription.

The undersigned hereby subscribes to purchase __________Shares of Common Stock in the Company at $0.25 per share, for a total of  $_________________.

Date: ___________________, 2008.

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Print Subscriber’s Name	Print Joint Subscriber’s Name

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Signature	Signature of Joint Subscriber, If Any

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Number and Street	Type or Print Name of Subscriber(s) in
Exact Form to appear on the stock certificate
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City, State and Zip code